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ATSG Reports Results for Third Quarter 2012
WILMINGTON, Ohio, November 8, 2012 - Air Transport Services Group, Inc. (NASDAQ:ATSG) today reported financial results as follows for the third quarter of 2012:

Summary GAAP Results
	Quarter Ended			Nine Months Ended
	September 30,			September 30,
(in millions, except per share amounts)	2012	2011	Chg.	2012	2011	Chg.
Revenues	$153.8	$195.5	$(41.7)	$452.9	$563.7	$(110.8)
Pre-tax Earnings (Loss) from Continuing Operations	$19.0	$(6.7)	$25.7	$47.9	$17.6	$30.3
Net Earnings (Loss) from Continuing Operations	$11.6	$(4.8)	$16.4	$29.4	$10.3	$19.1
Earnings (Loss) Per Share from Continuing Operations	$0.18	$(0.08)	$0.26	$0.46	$0.16	$0.30
Adjusted (non-GAAP) Results *
Revenues excluding Reimbursed Expenses	$133.4	$151.4	$(18.0)	$395.2	$425.7	$(30.5)
Adjusted Pre-tax Earnings from Continuing Operations	$18.7	$22.4	$(3.7)	$46.9	$53.0	$(6.1)
Adjusted EBITDA from Continuing Operations	$43.4	$48.3	$(4.9)	$120.6	$132.7	$(12.1)
* A table defining and reconciling adjusted results to comparable GAAP measures is provided at the end of this release.

Joe Hete, President and CEO of ATSG, said, "Our results for the third quarter of 2012 were in line with the outlook we provided in August. We continued to pursue further deployment of freighter aircraft and the reorganization of two of our airlines, which will result in meaningful savings in 2013. However, we continue to experience the effects of the soft air-freight market."

Earnings for the nine months of 2011 included $6.8 million in net charges related to the 2011 refinancing of ATSG's credit facilities, and $27.1 million in pre-tax impairment charges related primarily to the 2011 termination of the company's business with D.B. Schenker (“Schenker”), a North American logistics company. Adjusted EBITDA from Continuing Operations excludes the effect of those items. Revenues also include reimbursement of certain expenses, particularly fuel, from some of ATSG's customers, including $94.6 million in reimbursement revenues from Schenker for the first nine months of 2011. Excluding revenues from reimbursed expenses and from Schenker-related business, revenues for the third quarter and first nine months of 2012 increased 5 percent and 12 percent, respectively, from 2011 levels.
Operating Results
Aircraft Leasing

Pre-tax third-quarter earnings for Cargo Aircraft Management (CAM) were $17.3 million, up 7 percent from the year-earlier period. Revenues increased 6 percent to $39.2 million.

At the end of September, CAM owned 53 aircraft in service condition, including 21 leased to external customers and 32 leased to its ATSG airline affiliates. ATSG airline affiliates pay market rates on aircraft leased from CAM. ATSG's airlines operate an additional six freighters (four Boeing 767-200s, and two 767-300s) under operating leases with third parties. ATSG's aircraft fleet at year-end 2011, at

Sept. 30, 2012, and its current outlook for aircraft in service at the end of 2012 are summarized in a table at the end of this release.
ACMI Services
Third quarter revenues for ATSG's airline operations were $102.9 million, excluding fuel and other reimbursed expenses, down from $118.9 million in the third quarter of 2011. The third-quarter pre-tax loss of $1.7 million was down from a $2.8 million pre-tax profit in the third quarter of 2011, excluding third-quarter 2011 impairment charges.
Results for the third quarter of 2011 included $24.2 million in airline services revenues from Schenker, excluding reimbursed amounts. As previously reported, Schenker ended its North American air freight network agreements with ATSG at the end of 2011. Decreased segment results for the third quarter of 2012 primarily reflect the loss of the Schenker business, and upfront expenses incurred in anticipation of future freighter deployments.
ATSG is reorganizing its two airlines that served Schenker, Air Transport International (ATI) and Capital Cargo International Airlines (CCIA). CCIA's operations will merge into ATI, generating significant savings in these operations beginning in 2013.
Delayed aircraft deployments also affected ACMI Services results. Two Boeing 767-300 freighters entered service on an ACMI basis in October on international routes. Those aircraft had been projected to enter service in August. ATSG's latest two-year combi (combination passenger/freighter) service award from the U.S. Military also began in October, under terms that will allow ATSG to replace its four DC-8 combis with more modern, efficient 757-200s. The combi business has been a steady, reliable source of cash flow generation to ATI for several years.
Third-quarter ACMI block hours were down 16 percent overall from a year ago, but increased 6 percent excluding block hours operated for Schenker in the third quarter of 2011.
Other Activities
Third quarter revenues from ATSG's other businesses increased 2 percent, to $26.8 million, before the elimination of inter-company results. Pre-tax profit from other activities was $3.4 million down 8 percent from the year-earlier quarter but up sequentially from the second quarter this year. During the third quarter, ATSG completed agreements with the U.S. Postal Service extending ATSG's management of USPS sorting facilities in Indianapolis, Dallas, and Memphis for two more years.

Outlook for the Fourth Quarter and 2013

Hete said that ATSG continues to project strong gains in its GAAP earnings for 2012 as a whole, improved results for the second half of 2012 versus the first half, and substantial growth in revenues, earnings and cash flow in 2013.

"But when setting our $170 million target for Adjusted EBITDA for 2012, we had assumed no further delays in our projections of aircraft deployments," he said. "Unfortunately, those delays have continued beyond what we projected in August. We now expect our Adjusted EBITDA for 2012 to approximate $160 million, including approximately $40 million in the fourth quarter."

Hete noted that some of ATSG's customers are delaying commitments, which will impact the fourth quarter. In addition, he said that certain international customers have faced unexpected regulatory hurdles unrelated to market conditions, leading to new-service delays.

"Deployment of our modified freighter aircraft are occurring later than we had anticipated, due to both delays in the modification process and longer transition periods for aircraft returned from customers,” he said. “Given that there are meaningful fixed costs associated with each aircraft in service, having revenue lag for even one month can have a near-term negative impact on EBITDA and earnings.”

Hete concluded that while those delays will negatively affect this year's Adjusted EBITDA and earnings, they do not affect the intrinsic earnings power of ATSG's business model and its strong cash flow generation characteristics when deployments are completed.

“With reduced growth capital expenditure commitments for 2013, and the benefit of our significant investment in our fleet becoming more evident, we expect to reap substantial earnings, EBITDA, and free cash flow gains in 2013."
Conference Call
ATSG will host a conference call on Friday, November 9, 2012, at 10:00 a.m. Eastern time to review its financial results for the third quarter of 2012. Participants should dial 888-895-5479 and international participants should dial 847-619-6250 ten minutes before the scheduled start of the call and ask for conference pass code 33635520. The call will also be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors.

A replay of the conference call will be available by phone on November 9, 2012, beginning at 2:00 p.m. and continuing through Friday, November 16, 2012, at 888-843-7419 (international callers 630-652-3042); use pass code 33635520#. The webcast replay will remain available via www.atsginc.com and www.earnings.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, LLC; Cargo Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the costs and timing associated with the modification and deployment of Boeing 767 and Boeing 757 aircraft, the timing associated with the redeployment of aircraft among customers, ATSG's effectiveness in restructuring its airline operations affected by DB Schenker's restructuring of its U.S. air cargo operations, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
REVENUES	$153,826	$195,480	$452,886	$563,668

OPERATING EXPENSES
Salaries, wages and benefits	44,153	48,872	135,827	140,546
Fuel	12,038	41,829	39,962	130,145
Maintenance, materials and repairs	26,751	23,740	75,135	67,426
Depreciation and amortization	21,057	22,616	62,871	68,865
Landing, ramp, rent and insurance	12,566	14,283	36,322	42,538
Travel	5,618	7,575	17,162	20,803
Other operating expenses	9,348	10,931	27,908	29,481
Impairment of aircraft, goodwill and acquired intangibles	—	27,144	—	27,144
	131,531	196,990	395,187	526,948

OPERATING INCOME (LOSS)	22,295	(1,510)	57,699	36,720
OTHER INCOME (EXPENSE)
Interest income	38	29	104	128
Interest expense	(3,668)	(3,304)	(10,886)	(10,944)
Unrealized gain/(loss) on derivative instruments	294	(1,881)	956	(5,437)
Write off of unamortized debt issuance costs	—	—	—	(2,886)
	(3,336)	(5,156)	(9,826)	(19,139)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	18,959	(6,666)	47,873	17,581
INCOME TAX EXPENSE	(7,403)	1,840	(18,436)	(7,246)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	11,556	(4,826)	29,437	10,335

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(186)	24	(576)	(74)
NET EARNINGS (LOSS)	$11,370	$(4,802)	$28,861	$10,261

EARNINGS (LOSS) PER SHARE - Basic
Continuing operations	$0.18	$(0.08)	$0.46	$0.16
Discontinued operations	—	—	(0.01)	—
NET EARNINGS (LOSS) PER SHARE	$0.18	$(0.08)	$0.45	$0.16

EARNINGS (LOSS) PER SHARE - Diluted
Continuing operations	$0.18	$(0.08)	$0.46	$0.16
Discontinued operations	—	—	(0.01)	—
NET EARNINGS (LOSS) PER SHARE	$0.18	$(0.08)	$0.45	$0.16

WEIGHTED AVERAGE SHARES
Basic	63,456	63,334	63,439	63,267
Diluted	64,667	63,334	64,478	64,078

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,213	$30,503
Accounts receivable, net of allowance of $677 in 2012 and $434 in 2011	41,043	42,278
Inventory	9,440	8,906
Prepaid supplies and other	9,716	9,785
Deferred income taxes	17,418	31,548
Aircraft and engines held for sale	4,400	9,831
TOTAL CURRENT ASSETS	110,230	132,851

Property and equipment, net	802,291	748,913
Other assets	20,351	18,579
Intangibles	5,653	6,396
Goodwill	86,980	86,980
TOTAL ASSETS	$1,025,505	$993,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$48,018	$48,360
Accrued salaries, wages and benefits	23,673	23,226
Accrued expenses	9,026	10,291
Current portion of debt obligations	19,251	13,223
Unearned revenue	10,636	12,487
TOTAL CURRENT LIABILITIES	110,604	107,587
Long term debt obligations	338,604	333,681
Post-retirement liabilities	160,873	185,562
Other liabilities	63,781	54,212
Deferred income taxes	47,610	42,530

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,174,283 and 64,015,789 shares issued and outstanding in 2012 and 2011, respectively	642	640
Additional paid-in capital	523,035	520,613
Accumulated deficit	(119,198)	(148,059)
Accumulated other comprehensive loss	(100,446)	(103,047)
TOTAL STOCKHOLDERS’ EQUITY	304,033	270,147
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,025,505	$993,719

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues
CAM Leasing	$39,155	$37,045	$115,073	$101,935
ACMI Services
Airline services	102,863	118,936	300,466	336,436
Reimbursables	20,454	44,100	57,676	138,014
Total ACMI Services	123,317	163,036	358,142	474,450
Other Activities	26,773	26,335	81,876	77,242
Total Revenues	189,245	226,416	555,091	653,627
Eliminate internal revenues	(35,419)	(30,936)	(102,205)	(89,959)
Customer Revenues	$153,826	$195,480	$452,886	$563,668

Pre-tax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	17,334	16,156	50,819	43,256
ACMI Services	(1,746)	2,758	(11,543)	4,808
Asset impairments	—	(27,144)	—	(27,144)
Other Activities	3,373	3,672	8,602	7,001
Net, unallocated interest expense	(296)	(227)	(961)	(2,017)
Net gain (loss) on derivative instruments	294	(1,881)	956	(5,437)
Write off of unamortized debt issuance costs	—	—	—	(2,886)
Total Pre-tax Earnings (Loss)	$18,959	$(6,666)	$47,873	$17,581

Adjustments to Pre-tax Earnings (Loss)
Add Asset impairment charges	—	27,144	—	27,144
Less Net (Gain) Loss on derivative instruments	(294)	1,881	(956)	5,437
Add Write-off of unamortized debt issuance costs	—	—	—	2,886
Adjusted Pre-tax Earnings	$18,665	$22,359	$46,917	$53,048

Notes: During the first half of 2011, the Company refinanced its long-term debt, recorded charges to write-off unamortized debt origination costs associated with terminated credit agreements and recognized losses for certain interest rate swaps which had been designated as hedges of the previous debt. Reimbursable revenues include certain operating costs that are reimbursed to the airlines by their customers. Such costs include fuel used, landing fees and certain aircraft maintenance expenses. The decline in reimbursable revenues during 2012 compared to 2011 reflects the discontinuation of D.B. Schenker's air network in the fourth quarter of 2011.

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes plus derivative losses, less derivative gains, plus the write-off related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Earnings (Loss) from Continuing Operations Before Income Taxes	$18,959	$(6,666)	$47,873	$17,581
Interest Income	(38)	(29)	(104)	(128)
Interest Expense	3,668	3,304	10,886	10,944
Depreciation and Amortization	21,057	22,616	62,871	68,865
EBITDA from Continuing Operations	$43,646	$19,225	$121,526	$97,262
Add Asset impairment charges	—	27,144	—	27,144
Less Net (Gain) Loss on derivative instruments	—	—	—	2,886
Add Write-off of unamortized debt issuance costs	(294)	1,881	(956)	5,437

Adjusted EBITDA from Continuing Operations	$43,352	$48,250	$120,570	$132,729

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations plus asset impairment charges, plus net derivative losses, less derivative gains, plus the write-off related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA and Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations, and Adjusted Pre-tax Earnings should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE AIRCRAFT FLEET

Aircraft Types
	December 31,			September 30,			December 31,
	2011			2012			2012 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	40	36	4	40	36	4	40	36	4
B767-300	3	2	1	6	4	2	7	5	2
B757-200	3	3	—	3	3	—	4	4	—
DC-8	3	3	—	2	2	—	2	2	—
DC-8 Combi	4	4	—	4	4	—	4	4	—
B727-200	4	4	—	4	4	—	3	3	—
Total Aircraft In-Service	57	52	5	59	53	6	60	54	6

Owned Aircraft Placements
	December 31,			September 30,			December 31,
	2011			2012			2012 Projected

ATSG airlines		31			32			32-34
External customers		21			21			20-22
		52			53